Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 10, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Weatherford Center Houston Building; dated April 2, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Republic Drive Buildings; dated April 7, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Manhattan Towers Property; dated July 1, 2004 on the Statement of Revenues Over Certain Operating Expenses for the 180 Park Avenue Buildings; dated July 8, 2004 on the Statement of Revenues Over Certain Operating Expenses for the 80 M Street Building; dated July 9, 2004 on the Statement of Revenues Over Certain Operating Expenses for the One Glenlake Building; dated August 3, 2004 on the Statement of Revenues Over Certain Operating Expenses for the One West Fourth Street Building; dated October 29, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Wildwood Buildings; dated October 29, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Emerald Point Building; dated November 12, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Corridors III Building; dated December 21, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Highland Landmark III Building; dated April 30, 2005 on the Statement of Revenues Over Certain Operating Expenses for the 180 Park Avenue 105 Building; dated May 23, 2005 on the Statement of Revenues Over Certain Operating Expenses for the Governor’s Pointe Buildings; dated May 23, 2005 on the Statement of Revenues Over Certain Operating Expenses for the 100 East Pratt Building; and dated October 7, 2005 on the Statement of Revenues Over Certain Operating Expenses for the University Circle Buildings in the combined Prospectus that is part of Post – Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-125643) and Post – Effective Amendment No. 14 to the Registration Statement on Form S-11 (File No. 333-107066) of Wells Real Estate Investment Trust II, Inc. for the registration of 475,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, GA

April 7, 2006